BUZZFEED, INC. REPORTS Q2 2026 FINANCIAL RESULTS

NEW YORK – August 4, 2026 – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) today announced its financial results for the quarter ended June 30, 2026.
“BuzzFeed, Tasty, and HuffPost are strong, recognizable brands that have loyal users, but we made it clear on our last earnings call that these businesses were carrying an unsustainable cost structure, and a restructure was immediately needed,” said Byron Allen, BuzzFeed Chairman and CEO. “As such, we recently took steps to significantly reduce costs to better align our cost base with the underlying business, giving us the foundation to grow. I’m also excited to share that BuzzFeed has entered into a sales representation agreement with Allen Media Group (“AMG”), engaging AMG’s sales organization to expand monetization of BuzzFeed’s advertising inventory and give brands and agencies another point of entry to build campaigns spanning premium television, streaming, local broadcast, and digital-first media. I’m energized by what we’re building at BuzzFeed, and by the path we’re now on towards sustainable profitability, positive cash flow, and disciplined investment in our highest-growth priorities.”
“The changes we’ve made create the opportunity to build BuzzFeed differently,” said Jonah Peretti, President of BuzzFeed AI. “We’re shifting from a traditional publishing model to a true platform – one where our community, creators, and partners actively fuel our content ecosystem. That means a more flexible operating model in editorial, and new AI-supported tools in tech that keep human creativity at the core. This operational discipline gives us runway to innovate, transform, and build our next chapter.”
Second Quarter 2026 Financial Results and Operational Highlights
BuzzFeed delivered Q2 2026 revenues of $36.3 million, declining 21.8% compared to the second quarter of 2025
●Advertising revenue declined 23.4% year-over-year to $17.3 million.
●Content revenue declined 6.5% year-over-year to $10.0 million.
●Commerce and other revenue declined 31.4% year-over-year to $9.0 million.
Net loss was $11.8 million, compared to a net loss of $10.6 million in Q2 2025.
Adjusted EBITDA1 was negative $1.7 million for Q2 2026, compared to positive $2.0 million in Q2 2025.
In Q2 2026, audience Time Spent2 with our content totaled 62.3 million hours, reflecting an approximately 10.8% decline compared to Q2 2025.
Business and Content Highlights
●BuzzFeed, the Company’s largest brand, maintained its position as the #1 brand in total U.S. time spent among any single media brand in its competitive set3, reaching 36.0 million hours in Q2 2026. This significantly outpaced second-place People at 26.4 million hours.
●HuffPost recorded 18.0 million hours in total U.S. time spent in Q2 2026, up 16% from last quarter, significantly outperforming competitors such as Vogue.com (4.1 million hours), The New Yorker (3.6 million hours), New York Magazine (2.6 million hours), Vanity Fair (1.9 million hours), Vox.com (0.9 million hours), and Bustle.com (0.5 million hours).
1As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results. Certain figures throughout this document may not foot due to rounding.
2 Refer to the definition of “Time Spent” below.
3 Competitive set includes People.com brand, Condé Nast Digital Group, Vox Media Group, Vogue.com, and Bustle.com.

●Direct visits and internal web and app referrals have taken up 65% of the U.S. traffic on BuzzFeed’s owned and operated properties, an increase from 61% from the prior quarter, reducing the brand’s reliance on distributed platforms and increasing its resilience to platform algorithm changes.
First Half 2026 Results
●Total revenue declined 17.7% to $67.9 million.
●Net loss increased 16.8% to $27.0 million.
●Adjusted EBITDA loss increased by $5.6 million to negative $9.5 million.
Full Year 2026 Financial Outlook
Given the transformation underway, we are focused on full-year operational targets rather than quarterly guidance. As the restructuring and platform transition progresses, we expect to provide investors with a more complete financial outlook.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our second quarter 2026 results today, August 4, at 5 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, micro-dramas, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.

About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food, and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss, excluding the impact of net income (loss) attributable to noncontrolling interests, income tax provision, interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, amortization of capitalized interest for content, loss on early termination of lease, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin, and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; actual or potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts in the Middle East and between Russia and Ukraine and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, any restrictions imposed by, or commitments under, agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; (16) risks related to the Company’s liquidity and cash flow, including the ability of the Company to comply with debt service requirements and covenants contained in its credit facility; (17) risks related to the Stock Purchase Agreement and Director Appointment Agreement entered into by the Company with Allen Family Digital, LLC, including potentially adverse impacts on our business, results of operations, and stock price; and (18) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Contacts
Public Relations Contact: pr@buzzfeed.com
Investor Relations Contact: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2026	2025		2026	2025
Advertising	$17,299	$22,589	(23)%	$34,445	$43,976	(22)%
Content	10,003	10,699	(7)%	17,483	15,123	16%
Commerce and other	8,986	13,106	(31)%	15,932	23,316	(32)%
Total revenue	$36,288	$46,394	(22)%	$67,860	$82,415	(18)%
Loss from operations	$(10,312)	$(3,466)	NM	$(23,788)	$(17,208)	(38)%
Net loss	$(11,810)	$(10,627)	(11)%	$(26,956)	$(23,088)	(17)%
Adjusted EBITDA	$(1,727)	$1,984	NM	$(9,546)	$(3,910)	NM

NM: percentage is not meaningful.

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	June 30, 2026 (Unaudited)	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$16,299	$8,465
Restricted cash	525	15,750
Accounts receivable (net of allowance for credit losses of $206 and $683 as at June 30, 2026 and December 31, 2025, respectively)	29,439	45,496
Prepaid expenses and other current assets	16,710	16,411
Total current assets	62,973	86,122
Property and equipment, net	2,934	4,504
Right-of-use assets	13,775	23,002
Capitalized software costs, net	25,000	24,245
Intangible assets, net	9,552	10,167
Goodwill	13,105	13,105
Film costs, net	18,683	19,397
Noncurrent restricted cash	2,999	3,524
Prepaid expenses and other assets	2,046	4,073
Total assets	$151,067	$188,139

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,797	$19,548
Accrued expenses	12,538	12,411
Deferred revenue	8,833	7,405
Accrued compensation	8,044	8,305
Current lease liabilities	4,747	12,706
Current debt	8,230	30,524
Other current liabilities	3,203	4,319
Total current liabilities	62,392	95,218
Noncurrent lease liabilities	10,752	14,725
Debt	26,298	27,861
Other liabilities	253	250
Total liabilities	99,695	138,054

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 83,301 and 37,857 shares issued; 83,301 and 36,030 shares outstanding at June 30, 2026 and December 31, 2025, respectively	8	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 33 and 1,343 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	1
Additional paid-in capital	861,574	735,992
Accumulated deficit	(706,517)	(679,588)
Accumulated other comprehensive loss	(3,887)	(3,715)
Treasury stock, at cost, 0 and 1,827 shares at June 30, 2026 and December 31, 2025, respectively	—	(3,332)
Stock subscription receivable	(100,479)	—
Total BuzzFeed, Inc. stockholders’ equity	50,699	49,361
Noncontrolling interests	673	724
Total stockholders’ equity	51,372	50,085
Total liabilities and stockholders’ equity	$151,067	$188,139

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$36,288	$46,394	$67,860	$82,415
Costs and expenses
Cost of revenue, excluding depreciation and amortization	22,786	27,987	45,150	51,479
Sales and marketing	2,751	4,242	6,219	8,500
General and administrative	13,758	10,684	26,942	25,046
Research and development	2,624	2,823	4,958	5,889
Depreciation and amortization	4,681	4,124	8,379	8,709
Total costs and expenses	46,600	49,860	91,648	99,623
Loss from operations	(10,312)	(3,466)	(23,788)	(17,208)
Other income (expense), net	196	(5,080)	(151)	(3,782)
Interest expense, net	(1,395)	(1,496)	(2,932)	(2,667)
Change in fair value of warrant liabilities	(95)	(252)	7	982
Loss before income taxes	(11,606)	(10,294)	(26,864)	(22,675)
Income tax provision	204	333	92	413
Net loss	(11,810)	(10,627)	(26,956)	(23,088)
Less: net income (loss) attributable to noncontrolling interests	38	193	(27)	403
Net loss attributable to BuzzFeed, Inc.	$(11,848)	$(10,820)	$(26,929)	$(23,491)
Net loss attributable to holders of Class A and Class B common stock:
Basic and diluted	$(11,848)	$(10,820)	$(26,929)	$(23,491)
Net loss per Class A and Class B common share:
Basic and diluted	$(0.22)	$(0.28)	$(0.58)	$(0.61)
Weighted average common shares outstanding:
Basic and diluted	55,089	38,080	46,404	38,380

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(26,956)	$(23,088)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	8,379	8,709
Unrealized gain on foreign currency	(53)	(780)
Stock-based compensation	3,102	2,703
Change in fair value of warrants	(7)	(982)
Amortization of debt discount and deferred issuance costs	544	6,643
Deferred income tax	29	120
Provision for credit losses	(477)	(152)
Non-cash portion of early termination on lease	1,259	—
Non-cash lease expense	7,275	9,637
Changes in operating assets and liabilities:
Accounts receivable	16,463	13,787
Prepaid expenses and other current assets and prepaid expenses and other assets	(3,746)	(3,990)
Film costs	691	—
Accounts payable	(2,409)	(5,384)
Accrued compensation	(239)	45
Accrued expenses, other current liabilities, and other liabilities	(1,096)	(5,215)
Lease liabilities	(9,486)	(12,078)
Deferred revenue	1,427	1,270
Cash used in operating activities	(5,300)	(8,755)

Investing activities:
Capital expenditures	(313)	(834)
Capitalization of internal-use software	(6,890)	(6,349)
Business combinations, net of cash acquired	—	(233)
Proceeds from sale of asset	75	300
Cash used in investing activities	(7,128)	(7,116)

Financing activities:
Borrowings from Term Loan	—	39,175
Borrowings from film financing arrangements	621	2,402
Proceeds from co-financing arrangements for feature films	—	1,200
Proceeds from issuance of common stock in connection with Stock Purchase Agreement, net of issuance costs	19,400	—
Proceeds from private placements	6,072	—
Proceeds from exercise of stock options	—	16
Payment on Convertible Notes	—	(30,000)
Payment of consent solicitation fees	—	(2,089)
Payment on Term Loan	(20,000)	—
Payment of Term Loan's debt issuance / modification costs	(959)	(687)
Payment of film financing arrangements for feature films	(378)	—
Repurchase of common stock	—	(3,332)
Payment for shares withheld for employee taxes	(136)	(125)
Payment of at-the-market offering issuance costs, net	(69)	(115)
Cash provided by financing activities	4,551	6,445
Effect of currency translation on cash and cash equivalents	(39)	484
Net decrease in cash and cash equivalents	(7,916)	(8,942)
Cash and cash equivalents and restricted cash at beginning of period	27,739	38,648
Cash and cash equivalents and restricted cash at end of period	$19,823	$29,706

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(11,810)	$(10,627)	$(26,956)	$(23,088)
Income tax provision	204	333	92	413
Interest expense, net	1,395	1,496	2,932	2,667
Other (income) expense, net	(196)	5,080	151	3,782
Depreciation and amortization	4,681	4,124	8,379	8,709
Stock-based compensation	1,550	1,326	3,102	2,703
Change in fair value of warrant liabilities	95	252	(7)	(982)
Restructuring(1)	—	—	329	1,886
Amortization of capitalized interest for content(2)	501	—	579	—
Loss on early termination of lease(3)	1,853	—	1,853	—
Adjusted EBITDA	$(1,727)	$1,984	$(9,546)	$(3,910)
Adjusted EBITDA margin	(4.8)%	4.3%	(14.1)%	(4.7)%
Net loss as a percentage of revenue(4)	(32.5)%	(22.9)%	(39.7)%	(28.0)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects the non-cash amortization of interest costs that were capitalized as part of capitalized film costs; this add-back aligns the treatment of capitalized interest with the exclusion of interest expense from Adjusted EBITDA.

(3) Reflects the loss on the early termination of a lease related to our office space in London, England. We exclude losses associated with early terminations of leases from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance.

(4) Net loss as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a non-GAAP measure.